                                                                    EXHIBIT 5.2

              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]


                               September 25, 2000



Tenet Healthcare Corporation
3820 State Street
Santa Barbara, California  93105

       Re:      Tenet Healthcare Corporation
                REGISTRATION STATEMENT ON FORM S-4 (REGISTRATION NO. 333-45700).

Ladies and Gentlemen:

                We have acted as special counsel to Tenet Healthcare Corporation, a Nevada corporation (the "COMPANY"), in connection with the public offering of $400,000,000 aggregate principal amount of the Company's 9 1/4% Series B Senior Notes due 2010 (the "EXCHANGE NOTES"). The Exchange Notes are to be issued under an Indenture, dated as of June 16, 2000 (the "INDENTURE"), among the Company and The Bank of New York, as trustee (the "TRUSTEE"), pursuant to an exchange offer (the "EXCHANGE OFFER") by the Company, in exchange for a like principal amount of the Company's issued and outstanding 9 1/4% Senior Notes due 2010 (thE "ORIGInal NOTES"), as contemplated by the Registration Rights Agreement, dated as of June 16, 2000 (the "REGISTRATION RIGHTS AGREEMENT"), by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc., Banc of America Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "ACT").

Tenet Healthcare Corporation
September 25, 2000
Page 2


                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

                  (i) the Company's registration statement on Form S-4 (Registration No. 333-45700), filed with the Securities and Exchange Commission on September 13, 2000, and Amendment No. 1 to such Registration Statement, filed with the Securities and Exchange Commission on September 25, 2000 (such registration statement, as so amended, being hereinafter referred to as the "REGISTRATION STATEMENT");

                  (ii)     an executed copy of the Registration Rights
         Agreement;

                  (iii)    an executed copy of the Indenture;

                  (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

                  (v)      the form of the Exchange Notes.

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed, without independent investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to the Company, the validity and binding effect thereof

Tenet Healthcare Corporation
September 25, 2000
Page 3


on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Our opinion set forth herein is limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "OPINED ON LAW"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such other law on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) we express no opinion regarding the enforceability or effect of Section
4.06 of the Indenture.

                  In rendering the opinion set forth above, we have assumed, without independent investigation, that (a) the execution and delivery by the Company of the Indenture and the Exchange Notes, the performance by the Company of its obligations under the Indenture and the Exchange Notes, do not and will not violate, conflict with or constitute a default under the Articles of Incorporation or Bylaws of the Company or any agreement or instrument to which the Company or its properties is subject and (b) the Company is validly existing and in good standing

Tenet Healthcare Corporation
September 25, 2000
Page 4

under the laws of the State of Nevada and has complied with all aspects of such laws in connection with the issuance of the Exchange Notes and the related transactions.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                    Very truly yours,


                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP